Exhibit 99.2
FOR IMMEDIATE RELEASE

Jackson Announces 13% Increase to First Quarter 2023 Cash Dividend and $450 Million Increase to Share Repurchase Authorization

LANSING, Mich. — February 28, 2023 — Jackson Financial Inc.1 (NYSE: JXN) (Jackson®) announced its Board of Directors has declared a cash dividend of $0.62 per share of common stock for the first quarter of 2023, reflecting a nearly 13% increase over the prior year dividend level. The dividend is payable on March 23, 2023, to shareholders of record at the close of business on March 14, 2023.

In addition, Jackson’s Board has authorized an increase of $450 million to the company’s existing share repurchase authorization. When combined with the nearly $90 million remaining as of February 22, 2023 under the prior authorization, Jackson now has approximately $540 million of current share repurchase authority.

Repurchases under the program may be made through open market purchases, unsolicited or solicited privately negotiated transactions, or in such other manner and at such times as management determines in compliance with applicable legal requirements. The number of shares to be repurchased and the timing of such transactions will depend on a variety of factors, including market conditions. Management reserves its right to amend or terminate the program at any time in its discretion.

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ABOUT JACKSON
Jackson® (NYSE: JXN) is committed to helping clarify the complexity of retirement planning—for financial professionals and their clients. Through our range of annuity products, financial know-how, history of award-winning service* and streamlined experiences, we strive to reduce the confusion that complicates retirement planning. We take a balanced, long-term approach to responsibly serving all our stakeholders, including customers, shareholders, distribution partners, employees, regulators and community partners. We believe by providing clarity for all today, we can help drive better outcomes for tomorrow. For more information, visit www.jackson.com.

Visit investors.jackson.com to view information regarding Jackson Financial Inc. We use this website as a primary channel for disclosing key information to our investors, some of which may contain material previously non-public information.

*SQM (Service Quality Measurement Group) Contact Center Awards Program for 2004 and 2006-2022, for the financial services industry. (To achieve world-class certification, 80% or more of call-center customers surveyed must have rated their experience as very satisfied, the highest rating possible).

Jackson® is the marketing name for Jackson Financial Inc., Jackson National Life Insurance Company® (Home Office: Lansing, Michigan) and Jackson National Life Insurance Company of New York® (Home Office: Purchase, New York).

SAFE HARBOR STATEMENT
The information in this press release contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this release not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,”
1 Jackson Financial Inc. is a U.S. holding company and the direct parent of Jackson Holdings LLC (JHLLC). The wholly-owned direct and indirect subsidiaries of JHLLC include Jackson National Life Insurance Company, Brooke Life Insurance Company, PPM America, Inc. and Jackson National Asset Management, LLC.

“will,” “expect,” “believe,” “anticipate,” “plan,” “remain,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in the Company’s reports filed with the U.S. Securities and Exchange Commission. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

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Media Contact:
Patrick Rich
patrick.rich@jackson.com

Investor Relations Contact:
Andrew Campbell
andrew.campbell@jackson.com

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